English Translation of Credit Facility Agreement

Contract No.: Year 2006 She Zi No. 0006475001

Grantor: Shenzhen Anlian Branch of China Merchants Bank ("Party A")

Address: 1F Anlian Building, No. 2222 Jintian Rd, Shenzhen, Guandong Province
Legal Representative/Person-in-charge: Yuxuan Yan Position: President

Applicant: Winner Industries (Shenzhen) Co., Ltd. ("Party B")

Address: Winner Industrial Park, Bulong Road Longhua Town
Legal Representative: Jianquan Li Position: Chairman of the board

In consideration of Party B’s application, Party A has agreed to grant to Party B a facility of up to the aggregate amount of RMB 40,000,000 yuan (or the equivalent amount of foreign currencies). Party A and Party B, after thorough negotiations, hereby enter into this Agreement subject to the following terms and in accordance with the relevant laws and regulations.

1.	Extent of Facility

Party A shall make available to Party B the facility of up to RMB 40,000,000 yuan only (or the equivalent amount of foreign currencies).

The facility shall mean the maximum extent of facility which Party A will grant to Party B in respect of on-balance-sheet transactions such as loans, trade financing (including packing loans and inward and outward documentary bills) and discount (collectively referred to as the “Loans”) and off-balance-sheet transactions such as acceptance of trade bills, opening of letters of credit and issue of confirmations.

The specific types and scope of facility to be granted by Party A to Party B shall be subject to Clause 3 hereof.

2.	Term of the Facility

The facility shall be available for a term of one year, commencing from August 15, 2006 to August 15 2007, during which period Party B shall apply to Party A for utilization of the facility. Party A shall not accept any application for the same made by Party B after the expiry of the facility.

3.	Utilization of the Facility

3.1	Types and Scope of the Facility

The said facility shall be comprehensive facilities:

3.1.1	Comprehensive facilities.

Party B can make the following business transactions within the comprehensive facilities:

3.1.1.1	Working capital loans;

3.1.1.2	Trade financing:

3.1.1.3	Discount of draft accepted by bank;

3.1.1.4	Discount of commercial draft ;

3.1.1.5	Acceptance of commercial draft ;

3.1.1.6	Opening of letters of credit;

3.1.1.7	Issue of confirmations.

The allocation of the above facilities is to be confirmed by Party A.

3.2
The said facilities are revolving facilities available to Party B during the term of facility. However, Party B shall apply to Party A for its approval for each drawdown. For application for trade financing and opening of letter of credit, Party B shall sign the relevant application form without signing specific contract. For application for other facilities, specific contract shall be entered into by both Parties.

3.3
The respective availability periods of each loan or other facilities under the said facility shall be determined in accordance with the business need of Party B and the requirements for banking operation administration. The specific facility may expire later than the abovementioned facility term.

4.	Interest and Fees

Relevant Interest or fees shall be determined by the specific contracts or application forms.

5.	Guarantee Clause

5.1
All the debts owed to Party A by Party B hereunder shall be guaranteed by Winner Medical & Textile Ltd. Yichang, Winner Medical & Textile Ltd. Tianmen and Winner Medical & Textile Ltd. Jingmen who shall be the guarantors of joint and several liabilities. The relevant irrevocable letter of guarantee in favor of Party A shall be signed by the guarantors; and/or

5.2
All the debts owed to Party A by Party B hereunder shall be secured (or pledged) by real property of Winner Industries (Shenzhen) Co., Ltd. which has the title of or is rightfully entitled to dispose of such properties. The specific security contract shall be entered into by both Parties.

5.3	Other means of guarantee: Jianquan Li provides personal guarantee with limitless liability.

5.4	Party A may demand Party B to provide other supplementary security or deposit for any specific operation.

6.	Rights and Obligations of Party B

6.1	Party B shall have the following rights:

	6.1.1	to request Party A to make available the Loans or other facilities under the facility upon the conditions stated herein;

6.1.2	to utilize the facility according to this Agreement;

6.1.3	to request Party A to keep the information provided by Party B in respect of its production, operations, property, accounts and so forth confidential, unless otherwise required by law.

6.1.4	to transfer the debts to a third party after obtaining consent from Party A.

6.2	Party B shall undertake the following obligations:

6.2.1
to honestly provide such documents and materials as Party A requires and the names of the banks with which Party B maintains its accounts, the account numbers and the balances of its deposits and loans, and to give cooperation in the investigation, review and examination conducted by Party A;

6.2.2	to accept Party A’s supervision of its utilization of credit facilities and relevant production, operation and financial activities of Party B;

6.2.3	to apply the Loans and/or other facilities for the purposes prescribed in the respective certificates of indebtedness and the respective specific contracts;

6.2.4	to pay in full the principal and interest of the Loans and/or advances on time as agreed in this Agreement, the respective certificates of indebtedness and the respective specific contracts;

6.2.5	to obtain written consent from Party A before transferring the debts hereunder, in whole or in part, to a third party;

6.2.6
to forthwith notify Party A of the occurrence of any of the following events and cooperate with Party A in carrying out measures for securing due payment of the principal and interest of the Loans and other facilities and all other relevant expenses hereunder:

6.2.6.1	Party B suffers grave financial loss, asset loss or other financial distress;

6.2.6.2	Party B offers a loan or guarantee or put its property (rights) in mortgage (pledge), for the benefits of a third party or to protect that third party from any loss;

6.2.6.3
Any of the following alterations of Party B occurs: amalgamation (merger), division, reorganization, equity (cooperative) joint venture, transfer of equity (shareholding), transformation into shareholding company;

6.2.6.4	Party B winds up its business, has its business licence revoked or cancelled, has filed or been presented the bankruptcy or dissolution petition and so forth;

6.2.6.5	Party B’s controlling shareholder and other affiliates suffer great difficulty in business or finance which affects its normal operation;

6.2.6.6	Party B concludes material related transactions with its controlling shareholder and other affiliates which affect its normal operation;

6.2.6.7	Party B is involved in any litigation or arbitration or given any criminal or administrative penalty which have material adverse effects on its business or property;

6.2.6.8	other material events have happened which are likely to affect the solvency of Party B.

7.	Rights and Obligations of Party A

7.1	Party A shall have the following rights:

	7.1.1	to require Party B to make payment of the principal and interest of the Loans and advances hereunder on time;

7.1.2	to require Party B to provide any information about the utilization of the facility;

7.1.3	to obtain information about the production, operation and financial activities of Party B;

7.1.4
to monitor Party B so as to make sure that the Loans and/or other facilities are used for the purpose prescribed in this Agreement, the respective certificates of indebtedness and the respective specific contracts;

7.1.5	to transfer the principal and interest of the Loans and/or advances hereunder directly out of Party B’s account;

7.1.6
to stop releasing the unutilized portion of the Loans or other facilities under the facility and require Party B to prepay the Loans already advanced under the facility if Party B is in default of performance of its obligations under this Agreement and/or the certificates of indebtedness and the specific contracts;

7.1.7
to stop releasing the unutilized portion of the Loans or other facilities under the facility and require Party B to immediately repay in full the principal and interest of the Loans and/or advances and all other relevant expenses hereunder, or to transfer all the debts hereunder to an assignee acceptable to Party A, or to provide security/additional security acceptable to Party A upon occurrence of any of the events specified in Clause 6.2.6 on the part of Party B.

7.2	Party A shall undertake the following obligations:

	7.2.1	to make available to Party B the Loans or other facilities under the facility upon the conditions stated in this Agreement and the specific contract;

7.2.2	to keep the information concerning the assets, finance, production and operational conditions of Party B confidential unless otherwise required by law.

8.	Party B hereby warrants that:

8.1
it is an enterprise duly established and lawfully existing in accordance with the laws of China with the status of enterprise legal person and full capacity of civil disposition to execute and perform this Agreement;

8.2	it executes and performs this Agreement with proper authorization from its board of directors or any other authority;

8.3
all the documents, information and instruments it has provided concerning itself, the guarantor, the mortgagor (the pledgor) and the security (the collateral) are true, accurate, complete and valid, and do not have any material error with reference to the facts nor omit any material facts;

8.4
at the time of execution of this Agreement, there is no litigation, arbitration or criminal or administrative penalty which have material adverse effect on Party B or its major assets, nor the occurrence of such litigation, arbitration or criminal or administrative penalty is expected during the performance of this Agreement, and Party B shall forthwith notify Party A of the occurrence of any of such litigation, arbitration or criminal or administrative penalty;

8.5
it will keep its operations in full compliance with the national laws and regulations, conduct business within the business scope prescribed in its Enterprise Legal Person Business License, and keep the registration of enterprise (legal person) valid by going through the annual examination formalities;

8.6
it will maintain or enhance its current operation and management, and ensure or increase the value of its existing assets; it will not waive its claim for the receivables or dispose of its existing major assets for no consideration or in other improper manners;

8.7	at the time of execution of this Agreement, there occurs no material event which will affect Party B's performance of its obligations hereunder.

9.	Other Expenses

All expenses relating to this Agreement, such as investigation of credit status, examination and notarization, and all expenses paid by Party A in enforcing its claims upon Party B’s failure to pay all the debts due to Party A hereunder when they become due, such as attorney’s fees, costs and travel expenses, shall be borne by Party B. Party B authorizes Party A to deduct such expenses directly from its accounts maintained with Party A. In case of deficiency, Party B guarantees to make up the same in full on receipt of Party A’s notice without production of any proof by Party A.

10.	Breach of Contract and Remedy

10.1	Any of the following events on the side of Party B shall be deemed as breach of contract:

10.1.1
in violation of its obligations specified in Clause 6.2.1 hereof, Party B provides false materials to or withholds important facts from Party A or does not give cooperation in the investigation, review and examination conducted by Party A, and it fails to remedy such default within the reasonable period specified by Party A to the detriment of Party A;

10.1.2
in violation of its obligations specified in Clause 6.2.2 hereof, Party B refuses to accept or evades the monitoring by Party A of its use of credit facilities, or its production, operation and financial activities to the detriment of Party A;

10.1.3
in violation of its obligations specified in Clause 6.2.3 hereof, Party B fails to use the Loans and/or other facilities for the purpose prescribed in this Agreement and the respective certificates of indebtedness and/or the respective specific contract to the detriment of Party A;

10.1.4
in violation of its obligations specified in Clause 6.2.4 hereof, Party B fails to pay in full the principal and interest of the Loans and/or the advances on time as agreed in this Agreement and the respective certificates of indebtedness and/or the respective specific contracts;

10.1.5	in violation of its obligations specified in Clause 6.2.5 hereof, Party B transfers the debts hereunder to a third party without due authorization to the detriment of Party A;

10.1.6
in violation of its obligations specified in Clause 6.2.6 hereof, Party B fails to promptly notify Party A of the occurrence of any of the events set out therein, or it fails to take further measures for securing payment of the debts hereunder as required by Party A after such occurrence has come to the notice of Party A, or Party A considers that such occurrence may jeopardize the recovery of the principal and interest of the Loans and/or the advances;

10.1.7
Party B is in violation of Clauses 8.1, 8.2 and 8.4 hereof and impairs Party A’s interests, or in violation of Clauses 8.3, 8.5, 8.6, and 8.7 hereof, Party B fails to remedy its default immediately under demand from Party A to the detriment of Party A;

10.1.8	the occurrence of any other events which in the opinion of Party A may impair Party A’s lawful interests.

10.2
If any of the following events occurs on the side of the guarantor which Party A considers that it is likely to affect the capability of the guarantor to perform its obligations under the guarantee and requires the guarantor to eliminate such adverse effect, or requires Party B to expand or change the terms of guarantee, but the guarantor and Party B fail to do so, it shall be deemed as breach of contract:

10.2.1	any event similar to those described in Clause 6.2.6 hereof occurs;

10.2.2
the guarantor has concealed the information on its capability to undertake the obligations of the guarantee or has not obtained authorization from the authority when executing the irrevocable letter of guarantee;

10.2.3	the guarantor fails to pass the corporation annual examination;

10.2.4	the guarantor neglects in the manage and enforcement of its claim for the receivable, or disposes of its existing major assets for no consideration or in other improper manners.

10.3
If any of the following events happens on the side of the mortgagor (or the pledgor) which Party A considers that the mortgage (or pledge) placed may become invalid or the security (or the collateral) may depreciate in value, and requires the mortgagor (or the pledgor) to eliminate such adverse effect, or requires Party B to expand or change the terms of guarantee, but the mortgagor (or the pledgor) and Party B fail to do so, it shall be deemed as breach of contract:

10.3.1	the mortgagor (or the pledgor) has no title to or right to dispose of the security (or the collateral), or such title or right is in dispute;

10.3.2	the security (or the collateral) has been leased, attached, distrained or taken over and/or Party B conceals the occurrence of such events;

10.3.3
without prior written consent from Party A, the mortgagor transfers, leases out, places a second mortgage on the security or disposes of the security in any other improper manner, or although the security is disposed of with prior written consent from Party A, the proceeds therefrom have not been applied to the repayment of the debts owed to Party A by Party B as required by Party A;

10.3.4
the mortgagor fails to keep the security in safe custody or to maintain and repair the security properly, leading to substantial depreciation of the value of the security; or the mortgagor's actions jeopardize the security directly, leading to a decrease in the value of the security, or the mortgagor fails to keep the security insured as required by Party A during the continuance of the mortgage.

10.4
Should any of the breach of contract described in Clauses 10.1, 10.2 and 10.3 occur, Party A shall be entitled to take the following measures separately or jointly and Party B shall not raise any objection thereto:

10.4.1
to stop releasing the unutilized portion of the Loans offered to Party B under the facility or stop giving the unutilized credit limit offered to Party B by ways of acceptance, opening of letters of credit and issue of confirmations under the facility;

10.4.2	to declare the principal and interest of the Loans advanced under the facility and relevant expenses immediately due and payable;

10.4.3
notwithstanding any advances made by Party A in respect of the acceptance of drafts or opening of letters of credit or issue of confirmations during the availability period of the Facility, Party A may require Party B to increase the amount of margin, or to transfer the deposit of Party B or the amount held in the settlement account to its margin account for the purpose of securing payment of the advances to be made by Party A in future under this Agreement, or to place the same in the custody of a third party to facilitate the making of advances to Party B by Party A in future;

10.4.4	to debit the settlement account and/or other accounts of Party B by all the debts payable by Party B under this Agreement directly;

10.4.5	to make recourse pursuant to Clause 13 hereof.

11.	Modification and Termination

This Agreement may be modified and terminated upon an agreement in writing entered into between Party A and Party B through negotiation. This Agreement shall remain in force until the above-mentioned written agreement has been reached. Neither party shall modify, amend or terminate this Agreement unilaterally.

12.	Miscellaneous

12.1
During the continuance of this Agreement, no waive, forbearance or indulgence of Party A in enforcing any of its interests or rights hereunder against any breach of contract or delay on the side of Party B shall prejudice, affect or restrict Party A's interests and rights as a creditor under the relevant laws and regulations and this Agreement, nor shall it be deemed as Party A's approval for or permission of any acts that are in breach of this Agreement, or operate as a waiver of its rights to take actions against existing or future defaults.

12.2
Should this Agreement or any provisions hereof become invalid under the law for whatsoever reasons, Party B shall continue to fulfill its obligations to repay all the debts owed to Party A hereunder. In such event, Party A shall be entitled to terminate this Agreement and forthwith demand Party B to settle all its debts hereunder.

12.3
Each notice and demand to be given by Party A and Party B hereunder shall be made in writing. Each telex, telegram or letter sent by Party A to Party B shall be deemed to have been served on Party B once the same has been sent or has been given to the post office.

12.4
Any written supplemental agreement entered into between Party A and Party B through negotiations in respect of matters not covered herein and any specific contract entered into under this Agreement are schedules to this Agreement and constitute the integral parts hereof.

13.	Applicable Law and Settlement of Disputes

13.1
The execution, construction and settlement of disputes of this Agreement shall be governed by the laws of the People’s Republic of China. The interests of Party A and Party B are protected by the laws of the People’s Republic of China.

13.2
Any dispute between Party A and Party B in connection with the performance of this Agreement may be settled by the two parties through negotiations. In case no settlement can be reached through negotiations, any of the Parties may submit the dispute to the People’s Court in the region where Party A is located.

14.	Effectiveness

This Agreement shall take effect upon affixing the signatures and official seals by the authorized signatories of the two parties and completion of the formalities of guarantee prescribed in Clause 5 hereof. This Agreement shall remain effective until the date on which all the debts and other relevant expenses owed to Party A by Party B hereunder are settled in full.

15.	This Agreement is executed in 7 counterparts with each having the same legal effect. Party A, Party B, the guarantors and registration authority each holds one thereof.

PARTY A (OFFICIAL SEAL) Shenzhen Anlian Branch of China Merchants Bank	PARTY B (OFFICIAL SEAL) Winner Industries (Shenzhen) Co., Ltd.

/s/ Yuxuan Yan	/s/ Jianquan Li
AUTHORIZED SIGNATORY (SIGNATURE): Yuxuan Yan	AUTHORIZED SIGNATORY (SIGNATURE): Jianquan Li

DATE: July 27th, 2006	DATE: July 27th, 2006